Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21740, 33-23275, 33-29547, 33-29549, 33-29550,
33-35339,  33-49304,  33-49403,   33-52133,  33-58071,   333-01137,   333-02887,
333-08569,  333-12845,  333-12847,  333-12849,  333-23089, 333-29623, 333-32451,
333-38897, and 333-46785) and the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-57155, 333-02593, and 333-11193) of MCI Communications Corporation ("MCI") of our report dated April 9, 1998, which appears in Exhibit 13 to this Annual Report on Form 10-K (which report is incorporated by reference in this Annual Report on Form 10-K). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Exhibit 99(c) which is also incorporated by reference in this Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
April 15, 1998